Exhibit 99.1

WhiteHorse Finance, Inc. Announces Quarterly Distribution

NEW YORK, NY, May 19, 2015 – WhiteHorse Finance, Inc. (or the "Company") (NASDAQ: WHF) today announced that its board of directors has declared a distribution of $0.355 per share in respect to the quarter ending June 30, 2015. The distribution will be payable on July 2, 2015 to shareholders of record as of June 19, 2015.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with more than $17 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Gerhard Lombard

WhiteHorse Finance, Inc.

212-506-0500

glombard@whitehorsefinance.com

or

William Markert

WhiteHorse Finance, Inc.

214-855-2999

wmarkert@whitehorsefinance.com

or

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.

* Based on total capital commitments to funds managed by H.I.G. Capital and its affiliates.